Exhibit 11.1, 3rd Quarter
                                      Form 10-Q, Commission File Number 1-12385

                         NEWPORT NEWS SHIPBUILDING INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                                                         Third Quarter
                                                                                --------------------------
                                                                                    1997              1996
                                                                                -------------    ---------
Millions (Except Shares and Per Share Data)
NET EARNINGS:

Continuing Operations......................................................     $      1             $    15
Discontinued Operations....................................................            -                   -
                                                                                -------------        -------
                                                                                $      1             $    15
                                                                                =============        =======

Weighted average common shares outstanding.................................        34,907,846            N/A


NET EARNINGS PER SHARE - PRIMARY:

Continuing Operations......................................................     $    .04             $   N/A
Discontinued Operations....................................................            -                 N/A
                                                                                -------------        -------
                                                                                $    .04             $   N/A
                                                                                =============        =======

Common shares from above...................................................        34,907,846            N/A
Assumed exercise of options (treasury stock method)........................           860,862            N/A
                                                                                -------------        -------
                                                                                   35,768,708            N/A
                                                                                =============        =======

NET EARNINGS PER SHARE - FULLY DILUTED:

Continuing Operations......................................................     $    .04             $   N/A
Discontinued Operations....................................................            -                 N/A
                                                                                -------------        -------
                                                                                $    .04             $   N/A
                                                                                =============        =======

Common shares from above...................................................        34,907,846            N/A
Assumed exercise of options (treasury stock method)........................           948,036            N/A
                                                                                -------------        -------
                                                                                   35,855,882            N/A
                                                                                =============        =======